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                                                                    EXHIBIT 23.5



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 (Registration No. 333-87415) of our report dated March 5, 1999, relating to the financial statements of RaiLink, Inc. as of December 31, 1998 and for the year then ended, which appear in RailAmerica, Inc.'s Current Report on Form 8-K/A dated October 5, 1999. We also consent to the reference to our Firm under the heading "Experts" in such Registration Statement.




PricewaterhouseCoopers LLP



Ft. Lauderdale, Florida
January 28, 2000